UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 6, 2006
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)
(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Performance Share Award under the 2005 Equity Compensation and Incentive Plan
Form of Annual Incentive Award under the 2005 Equity Compensation and Incentive Plan

Item 1.01. Entry into a Material Definitive Agreement.
On January 6, 2006, the Board of Directors of Champion Enterprises, Inc. (the “Company”) granted 2006 performance share awards under the Company’s 2005 Equity Compensation and Incentive Plan to executive officers and other employees of the Company. The Committee also approved performance goals for the 2006 performance share awards. The 2006 performance share awards vest fully to the extent that the specified performance goals are met over the three-year period 2006-2008 and the employee remains employed with the Company until the 2008 results are finalized in early 2009. The performance goals for the 2006 performance awards are based upon a cumulative cash earnings target for the three-year period 2006-2008. Performance shares may be earned annually based upon the portion of the cumulative cash earnings target reached, but do not vest until 2008 results are finalized in 2009.
Item 9.01. Financial Statements and Exhibits.
Exhibits
Exhibit Number
10.1	Form of Performance Share Award under the 2005 Equity Compensation and Incentive Plan.

10.2	Form of Annual Incentive Award under the 2005 Equity Compensation and Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins, Jr.
John J. Collins, Jr., Senior Vice President,
General Counsel and Secretary

Date: January 12, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance Share Award under the 2005 Equity Compensation and Incentive Plan.

10.2	Form of Annual Incentive Award under the 2005 Equity Compensation and Incentive Plan.